EXHIBIT 99.1
Upland Software Reports First Quarter 2021 Financial Results
May 5, 2021, 04:01 PM Eastern Standard Time
AUSTIN, Texas--(BUSINESS WIRE)-- Upland Software, Inc. (Nasdaq: UPLD), a leader in cloud-based tools for digital transformation, today announced financial and operating results for the first quarter of 2021 and issued guidance for its second quarter and full year of 2021.

First Quarter 2021 Financial Highlights

•Total revenue was $74.0 million, an increase of 9% from $68.0 million in the first quarter of 2020.
•Subscription and support revenue was $70.7 million, an increase of 11% from $63.9 million in the first quarter of 2020.
•GAAP net loss was $20.7 million, or a loss of $0.69 cents per share, compared to a GAAP net loss of $20.1 million, or a loss of $0.81 cents per share, in the first quarter of 2020.
•Adjusted EBITDA was $22.8 million, or 31% of total revenue, a decrease of 7% from $24.6 million, or 36% of total revenue, in the first quarter of 2020.
•GAAP operating cash flow was $12.5 million, an increase from $5.3 million of GAAP operating cash outflow in the first quarter of 2020. Free cash flow was $12.2 million, an increase from $5.6 million of free cash outflow in the first quarter of 2020.
•Cash on hand as of the end of the first quarter of 2021 was $186.7 million.

"In Q1, we restarted our M&A engine, completing two strategic and accretive acquisitions,” said Jack McDonald, Upland’s chairman and chief executive officer. “In addition, we posted strong free cash flow, while continuing to invest in our go-to-market growth initiatives,” he added. “Our acquisition pipeline remains robust and we are active in the market for additional opportunities.”

First Quarter Business Highlights

•Expanded relationships with 283 existing customers, 45 of which were major expansions. We also welcomed 118 new customers to Upland in Q1, including 32 new major customers.
•Expanded security and collaboration capabilities across the Upland product portfolio with three major releases and five feature packs. In our Project & IT Management product suite, delivered key product integrations with Salesforce and Sage Intacct and user experience updates. Following the Upland and HP joint announcement in the fall, released essential application updates to our Document Workflow product suite to support the HP Workpath offering.
•Closed the acquisition of Second Street, an audience development platform, adding proven contest and interactive content tools that deliver richer consumer engagement for Upland's Customer Experience Management (CXM) suite customers.
•Closed the acquisition of BlueVenn, a leading customer data platform, anchoring Upland's Customer Experience Management (CXM) suite with a single view of the customer that will drive deeper engagement across email, SMS, mobile application, and online.

Business Outlook

For the quarter ending June 30, 2021, Upland expects reported total revenue to be between $73.0 and $77.0 million, including subscription and support revenue between $70.2 and $73.2 million, for growth in recurring revenue of 6% at the mid-point over the quarter-ended June 30, 2020. Second quarter 2021 Adjusted EBITDA is expected to be between $22.0 and $24.0 million, for an Adjusted EBITDA margin of 31% at the mid-point, representing a reduction of 3% at the mid-point over the quarter-ended June 30, 2020, reflecting our incremental investment in our go-to-market activities.

For the full year ending December 31, 2021, Upland expects reported total revenue to be between $299.0 and $311.0 million, including subscription and support revenue between $285.3 and $295.3 million, for growth in recurring revenue of 5% at the mid-point over the year ended December 31, 2020. Full year 2021 Adjusted EBITDA is expected to be between $94.4 and $100.4 million, for an Adjusted EBITDA margin of 32% at the mid-point, representing reduction of 3% at the mid-point over the year ended December 31, 2020, reflecting our incremental investment in our go-to-market activities.

Conference Call Details

Upland's executive team will host a live conference call and webcast at 4:00 p.m. Central Time, 5:00 p.m. Eastern Time today to review Upland’s financial results and outlook for the business. The call can be accessed via a webcast on investor.uplandsoftware.com, or by dialing 1-866-270-1533 in the United States or +1-412-317-0797 if outside the United States, using the conference identification number: 10153909. This webcast will contain forward-looking statements and other material information regarding Upland’s financial and operating results.

Following the completion of the conference call, a recording of the webcast will be made available at investor.uplandsoftware.com for twelve months.

About Upland Software

Upland Software (Nasdaq: UPLD) is a leader in cloud-based tools for digital transformation. The Upland Cloud enables thousands of organizations to engage with customers on key digital channels, optimize sales team performance, manage projects and IT costs, and automate critical document workflows. The Upland Cloud is backed by a 100% customer success commitment and the UplandOne platform, which puts customers at the center of everything we do. To learn more, visit www.uplandsoftware.com.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: Adjusted EBITDA, non-GAAP net income (loss), non-GAAP net income (loss) per share and free cash flow.

We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our recurring core business operating results, such as our revenues excluding the impact for foreign currency fluctuations or our operating performance excluding not only non-cash charges, but also discrete cash charges that are infrequent in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to our historical performance and liquidity as well as comparisons to our competitors' operating results. We believe these non-GAAP financial measures are useful to investors both because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and they are used by our institutional investors and the analyst community to help them analyze the health of our business. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the tables provided below in this release.

We are unable to reconcile any forward-looking non-GAAP financial measures to their directly comparable GAAP financial measures because the information which is needed to complete a reconciliation is unavailable at this time without unreasonable effort.

Upland defines Adjusted EBITDA as net income (loss), calculated in accordance with GAAP, plus net income (loss) from discontinued operations, depreciation and amortization expense, interest expense, net, other expense (income), net, provision for income taxes, stock-based compensation expense, acquisition-related expenses, non-recurring litigation costs, and purchase accounting adjustments for deferred revenue.

Upland defines non-GAAP net income (loss) as net income (loss), calculated in accordance with GAAP, plus, amortization of purchased intangible assets, amortization of debt discount, loss on debt extinguishment, stock-based compensation expenses, acquisition-related expenses, non-recurring litigation expenses, purchase accounting adjustments for deferred revenue, non-recurring provision for income tax, and the related tax effect of the adjustments above.

Upland defines free cash flow as GAAP operating cash flow less purchases of property and equipment.

Upland defines major accounts as accounts with greater than or equal to $25,000 in annual recurring revenue.

Upland defines major expansions as existing customers who expanded the amount of annual recurring revenue under their contract by at least $25,000.

Upland defines cash gross margin as product revenue less subscription and support cost of sales, excluding depreciation & amortization.

Forward-looking Statements

This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or our future financial or operating performance, including our guidance related to future performance, and are subject to substantial risks, uncertainties and assumptions. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make. Accordingly, you should not place undue reliance on these forward-looking statements. Forward-looking statements include any statement that does not directly relate to any historical or current fact and often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "seek," "will," "may," "hope," "predict," "could," "should," "would," "project," or the negative or plural of these words or similar expressions, although not all forward-looking statements contain these words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but are not limited to: our financial performance and our ability to achieve, sustain or increase profitability or predict future results; our ability to attract and retain customers; our ability to deliver high-quality customer service; the growth of demand for enterprise work management applications; our plans regarding, and our ability to effectively manage, our growth; our plans regarding future acquisitions and our ability to consummate and integrate acquisitions; maintaining our senior management and key personnel; our ability to maintain and expand our direct sales organization; our ability to obtain financing in the future on acceptable terms or at all; the performance of our resellers; our ability to adapt to changing market conditions and competition; our ability to successfully enter new markets and manage our international expansion; the operation and reliability of our third-party data centers and other service providers; our ability to adapt to technological change and continue to innovate; our ability to integrate our applications with other software applications; our ability to comply with privacy laws and regulations; and factors that could affect our business and financial results identified in Upland's filings with the Securities and Exchange Commission (the "SEC"), including Upland's most recent 10-K filed with the SEC. Additional information will also be set forth in Upland's future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that Upland makes with the SEC. The forward-looking statements herein represent Upland's views as of the date of this press release, and these views could change. However, while Upland may elect to update these forward-looking statements at some point in the future, Upland specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing the views of Upland as of any date subsequent to the date of this press release.

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Investor Relations Contact:
Mike Hill
investor-relations@uplandsoftware.com
512-960-1031

Media Contact:
Kendell Kelton
media@uplandsoftware.com
678-575-7428

Upland Software, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended March 31,
	2021	2020
	(unaudited)	(unaudited)
Revenue:
Subscription and support	$70,653	$63,891
Perpetual license	352	361
Total product revenue	71,005	64,252
Professional services	2,964	3,780
Total revenue	73,969	68,032
Cost of revenue:
Subscription and support	22,682	19,939
Professional services and other	1,745	2,262
Total cost of revenue	24,427	22,201
Gross profit	49,542	45,831
Operating expenses:
Sales and marketing	12,432	10,931
Research and development	10,940	9,118
General and administrative	24,369	16,676
Depreciation and amortization	9,743	9,271
Acquisition-related expenses	9,586	15,158
Total operating expenses	67,070	61,154
Income (loss) from operations	(17,528)	(15,323)
Other expense:
Interest expense, net	(7,787)	(7,643)
Other income (expense), net	237	(1,402)
Total other expense	(7,550)	(9,045)
Loss before benefit from income taxes	(25,078)	(24,368)
Benefit from income taxes	4,394	4,287
Net loss	$(20,684)	$(20,081)
Net loss per common share, basic and diluted	$(0.69)	$(0.81)
Weighted-average common shares outstanding, basic and diluted	29,970,050	24,906,932

Upland Software, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	March 31,	December 31,
	2021	2020
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$186,672	$250,029
Accounts receivable, net of allowance	43,547	44,472
Deferred commissions, current	6,976	5,784
Unbilled receivables	5,088	4,561
Prepaid and other	8,540	12,694
Total current assets	250,823	317,540
Tax credits receivable	2,607	2,427
Property and equipment, net	3,429	2,778
Operating lease right-of-use asset	8,720	10,124
Intangible assets, net	305,877	279,975
Goodwill	448,558	383,598
Deferred commissions, noncurrent	13,327	12,962
Other assets	1,776	1,816
Total assets	$1,035,117	$1,011,220
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$12,912	$5,395
Accrued compensation	8,761	8,138
Accrued expenses and other current liabilities	13,076	13,438
Deferred revenue	94,693	87,552
Due to sellers	11,172	416
Operating lease liabilities, current	3,461	3,315
Current maturities of notes payable	3,170	3,166
Total current liabilities	147,245	121,420
Notes payable, less current maturities	517,636	518,437
Deferred revenue, noncurrent	1,339	1,587
Operating lease liabilities, noncurrent	8,859	8,387
Noncurrent deferred tax liability, net	26,607	24,092
Interest rate swap liabilities	14,581	30,032
Other long-term liabilities	1,190	650
Total liabilities	717,457	704,605
Stockholders’ equity:
Common stock	3	3
Additional paid-in capital	533,044	515,219
Accumulated other comprehensive loss	(12,330)	(26,234)
Accumulated deficit	(203,057)	(182,373)
Total stockholders’ equity	317,660	306,615
Total liabilities and stockholders’ equity	$1,035,117	$1,011,220

Upland Software, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended March 31,
	2021	2020
	(unaudited)	(unaudited)
Operating activities
Net loss	$(20,684)	$(20,081)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	12,468	11,737
Deferred income taxes	(5,340)	(4,348)
Amortization of deferred costs	1,767	894
Foreign currency re-measurement loss	14	587
Non-cash interest and other expense	554	552
Non-cash stock compensation expense	17,824	9,320
Changes in operating assets and liabilities, net of purchase business combinations:
Accounts receivable	3,575	(1,664)
Prepaids and other	(1,015)	(2,778)
Accounts payable	4,540	(3,439)
Accrued expenses and other liabilities	(1,776)	(5,942)
Deferred revenue	576	9,853
Net cash provided by (used in) operating activities	12,503	(5,309)
Investing activities
Purchase of property and equipment	(282)	(296)
Purchase of customer relationships	—	(201)
Purchase business combinations, net of cash acquired	(72,618)	(67,651)
Net cash used in investing activities	(72,900)	(68,148)
Financing activities
Payments on finance leases	(4)	(55)
Proceeds from notes payable, net of issuance costs	—	(72)
Payments on notes payable	(1,350)	(1,350)
Taxes paid related to net share settlement of equity awards	—	(768)
Issuance of common stock, net of issuance costs	1	41
Additional consideration paid to sellers of businesses	(742)	(1,000)
Net cash used in financing activities	(2,095)	(3,204)
Effect of exchange rate fluctuations on cash	(865)	325
Change in cash and cash equivalents	(63,357)	(76,336)
Cash and cash equivalents, beginning of period	250,029	175,024
Cash and cash equivalents, end of period	$186,672	$98,688

Upland Software, Inc.
Reconciliation of Adjusted EBITDA
(in thousands, unaudited)

	Three Months Ended March 31,
	2021	2020
Reconciliation of net loss to Adjusted EBITDA:
Net loss	$(20,684)	$(20,081)
Add:
Depreciation and amortization expense	12,468	11,737
Interest expense, net	7,787	7,643
Other expense (income), net	(237)	1,402
Benefit from income taxes	(4,394)	(4,287)
Stock-based compensation expense	17,824	9,320
Acquisition-related expense	9,586	15,158
Purchase accounting deferred revenue discount	494	3,701
Adjusted EBITDA	$22,844	$24,593

Upland Software, Inc.
Reconciliation of Non-GAAP Net Loss and Non-GAAP EPS
(in thousands, except share and per share data, unaudited)

	Three Months Ended March 31,
	2021	2020
Reconciliation of net loss to non-GAAP net income:
Net loss	$(20,684)	$(20,081)
Add:
Stock-based compensation expense	17,824	9,320
Amortization of purchased intangibles	12,013	11,205
Amortization of debt discount	554	552
Acquisition-related expense	9,586	15,158
Purchase accounting deferred revenue discount	494	3,701
Tax effect of adjustments above	(1,314)	(1,723)
Non-GAAP net income	$18,473	$18,132

Weighted average ordinary shares outstanding, basic	29,970,050	24,906,932
Weighted average ordinary shares outstanding, diluted	30,589,272	25,352,702
Non-GAAP earnings per share, basic	$0.62	$0.73
Non-GAAP earnings per share, diluted	$0.60	$0.72

Upland Software, Inc.
Reconciliation of Operating Cash Flow to Free Cash Flow
(in thousands, unaudited)

	Three Months Ended March 31,
	2021	2020
Reconciliation of Operating Cash Flow to Free Cash Flow:
Net cash provided by (used in) operating activities	$12,503	$(5,309)
Less: Purchase of Property and Equipment	(282)	(296)
Free Cash Flow	$12,221	$(5,605)

Upland Software, Inc.
Supplemental Financial Information
(in thousands)

	Three Months Ended March 31,
	2021	2020
	(unaudited)	(unaudited)
Stock-based compensation:
Cost of revenue	$442	$318
Research and development	714	615
Sales and marketing	1,137	549
General and administrative	15,531	7,838
Total	$17,824	$9,320

	Three Months Ended March 31,
	2021	2020
	(unaudited)	(unaudited)
Depreciation:
Cost of revenue	$11	$71
Operating expense	444	461
Total	$455	$532

Amortization:
Cost of revenue	$2,714	$2,395
Operating expense	9,299	8,810
Total	$12,013	$11,205